Exhibit 10.1

AMENDMENT TO EMPLOYMENT AGREEMENT

This AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”) is entered on August 2, 2022 to be into effective as of September 2, 2022 the (“Effective Date”), by and between Sonida Senior Living, Inc., a Delaware corporation (formerly Capital Senior Living Corporation) (the “Company”), and Brandon Ribar (“Employee”). Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Employment Agreement (as defined below).

WHEREAS, the Company and Employee are parties to that certain Employment Agreement dated September 10, 2019 (the “Employment Agreement”);

WHEREAS, the parties hereto desire to amend the Employment Agreement as provided in this Amendment;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree to amend the Employment Agreement as follows:

1. Amendments.

(a) Each reference to “Capital Senior Living Corporation” or “CSL” in the Employment Agreement is hereby replaced with references to “Sonida Senior Living, Inc.” and “Sonida”, respectively.

(b) Sections 1, 2, and 3 of the Employment Agreement are hereby amended and restated in their entirety to read as follows:

1. Appointment, Title and Duties; Service on the Board and with Subsidiaries.

A)

Commencing on the Effective Date, Sonida hereby employs Employee to serve in the positions as assigned to him by its Board of Directors (the “Board”), which, as of the Effective Date, shall be as President and Chief Executive Officer. In such capacity, Employee shall report to the Board and shall have such powers, duties and responsibilities as are customarily assigned said position and as may be otherwise assigned to him by the Board.

B)

On or promptly following the Effective Date, Employee will be appointed as a member of the Board and shall serve as a member of the Board without additional compensation. The Board will nominate Employee for reelection to the Board at the expiration of each term of office, and Employee agrees to serve as a member of the Board for each period for which he is so elected. Employee shall, subject to his election as such from time to time and without additional compensation, serve in such additional offices in the Company’s subsidiaries and as member of any committee of the Board or of the board of directors (or similar governing body) of any of the Company or its affiliates to which Employee may be appointed or elected from time to time. Upon termination of Employee’s employment for any reason, Employee shall be deemed to have resigned from the Board and all other offices and board (or similar governing body) memberships, if any, then held with the Company or any of its affiliates, and, at the Company’s request, Employee will execute such documents as are necessary or desirable to effectuate such resignations.

2. Term of Agreement. The term of this Agreement will begin on the Effective Date and end on the first anniversary of the Effective Date; provided, however, that the term of this Agreement will automatically renew at the expiration of the then current term for additional one-year periods unless, at least thirty (30) days prior to the expiration date of the then current term, either party gives written notice of nonrenewal to the other, in which event this Agreement and Employee’s employment with the Company will terminate at the end of the term then in effect. Notwithstanding the foregoing, this Agreement and Employee’s employment with the Company will terminate upon the earlier of: (i) the date of the voluntary resignation of Employee, (ii) the date of Employee’s death or determination of Employee’s disability (as defined in Paragraph 6 below), (iii) the date of notice by Sonida to Employee that this Agreement is being terminated by Sonida whether “for cause” (as defined in Paragraph 6 below) or without cause, or (iv) upon the date a notice of intent to resign for “good reason” (as defined in Paragraph 6 below) is delivered to the Company by Employee.

3. Acceptance of Position. Employee hereby accepts the positions assigned by the Board, and agrees that during the term of this Agreement he will faithfully perform his duties and will devote substantially all of his business time to the business and affairs of Sonida and will not engage, for his own account or for the account of any other person or entity, in any other business or enterprise except with the express written approval of the Board; provided, however, that Employee may (i) may serve on the board of directors of one (1) other public company, (ii) engage in charitable, civic or political activities, and (iii) manage personal, passive investments, in each case so long as such activities do not materially interfere, individually or in the aggregate, with the performance of Employee’s duties hereunder. Employee agrees to perform his duties faithfully, diligently and to the best of his ability, to use his best efforts to advance the best interests of the Company at all times, and to abide by all moral, ethical and lawful policies, guidelines, procedures, instructions and orders given to him by the Company from time to time.

(c) Section 4.A of the Employment Agreement is hereby amended and restated in its entirety to read as follows:

A)

i.) Sonida shall pay or cause to be paid to Employee a base salary at an annual rate of not less than Four Hundred Fifty Thousand Dollars ($450,000.00) per annum, paid in approximately equal installments no less frequently than semi-monthly.

ii.) For the 2022 fiscal year and each fiscal year thereafter during the term of this Agreement, Employee will be eligible to receive an annual bonus in the target amount of 75% of Employee’s base salary.

(d) The last sentence of Section 10 of the Employment Agreement is hereby amended and restated in its entirety to read as follows:

The Employee will promptly disclose such Work Product to the Board and perform all actions reasonably requested by the Board (whether during or after the term of this Agreement) to establish and to confirm such ownership (including, without limitation, assignments, consents, powers of attorney and other instruments).

(e) The last sentence of Section 14 of the Employment Agreement is hereby amended to replace “Paragraphs 7, 8, 9, and 10” with “the last sentence of Paragraph 1.B. and Paragraphs 7 through 19”.

(f) The third paragraph of Section 19 of the Employment Agreement is hereby amended to replace “Employment Period” with “term of this Agreement”.

2. Effect of Amendment. This Amendment shall only serve to amend and modify the Employment Agreement to the extent specifically provided herein. All terms, conditions, provisions and references of and to the Employment Agreement, which are not specifically modified, amended and/or waived herein, shall remain in full force and effect and shall not be altered by any provisions herein contained. All prior agreements, promises, negotiations and representations, either oral or written, relating to the subject matter of this Amendment or the Employment Agreement (as amended hereby) that are not expressly set forth in this Amendment or the Employment Agreement (as amended hereby) are of no force or effect.

3. Miscellaneous. This Amendment may be executed in one or more counterparts, each of which when executed and delivered shall be deemed to be an original and all counterparts taken together shall constitute one and the same instrument. This Amendment and the Employment Agreement (as amended hereby) constitute the entire understanding of the parties hereto with respect to the subject matter hereof, and any and all prior agreements and understandings between the parties regarding the subject matter hereof, whether written or oral, except for the Employment Agreement (as amended hereby), are superseded by this Amendment. Any provision of this Amendment that is invalid or unenforceable in any jurisdiction shall be ineffective to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable the remaining provisions hereof, and any invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the undersigned have duly executed this Amendment as of the date first written above.

SONIDA SENIOR LIVING, INC.

By:	/s/ David W. Johnson
Name: David W. Johnson
Title: Chairman, Board of Directors

/s/ Brandon Ribar
Brandon Ribar

[Signature Page to Amendment to Employment Agreement]